Exhibit 99.1

Kaya Holdings, Inc. Releases Update on Development of Cryptocurrency Subsidiary and Digital Assets Treasury

Ft. Lauderdale, FL / ACCESS Newswire / October 21, 2025 / Kaya Holdings, Inc. (OTCQB:KAYS) (the “Company” or “KAYS”) confirmed that its newly formed cryptocurrency operating subsidiary is conducting ongoing discussions with cryptocurrency foundations and other entities/individuals through its representatives Thomas Gaffney of Conduit Advisors (“Thomas”) and the team at Greentree Financial Group (“Greentree”) to develop a strategy for becoming a Digital Asset Treasury Company (“DATCO”).

Thomas is a seasoned corporate attorney and capital markets strategist with extensive experience in the digital asset sector and has worked on billion-dollar transactions with leading venture firms in the crypto space, including Polychain Capital, VanEck, Frictionless Capital, EV3, and others. The Greentree Team has been involved with a number of recent high profile crypto treasury deals both as an investor and as a financial advisor, providing introductions to and working with registered broker-dealers and investment banking firms that have provided investment capital to companies that have built crypto treasuries.

While the Company has not yet entered into a definitive agreement with any third party, Thomas and the Company’s representatives are exploring opportunities with two different groups introduced by Thomas. The Company also plans to engage in dialogue with other cryptocurrency foundations.

KAYS Seeks Potential Cryptocurrency Candidates for Joint Venture Partnership Leading to a Kaya Holdings DATCO

The Company is seeking to develop a joint venture with one or more of the top 200+/- crypto currencies as ranked by market cap. The preferred candidate(s) would most likely be built on the Solana Network (Solana, with its high throughput offers low transaction costs, is ideal for smart contracts, offers optimal strategies for liquidity, lending and leveraged trading, and is user friendly with an emphasis on security), or the Ethereum or Polygon Networks, which both have significant advantages as well. Interested cryptocurrency foundations and other entities and individuals involved with cryptocurrency organizations are urged to reach out to info@kayaholdings.com and open a confidential dialogue.

Why Would Investors Buy a DATCO Instead of the Underlying Cryptocurrency?

One of the structural tailwinds supporting the DATCO model is the regulatory limitation on direct crypto exposure faced by large institutional allocators. As economist Lyn Alden notes in “The Rise of Bitcoin Stocks and Bonds,” trillions of dollars in global capital are managed under mandates that prohibit direct ownership of digital assets but permit investments in publicly listed equities. For these investors (pensions, sovereign wealth funds, endowments), DATCOs offer compliant access to crypto exposure, and their share prices often reflect this scarcity. Instead of just buying the crypto already on the balance sheet, investors are buying the regulatory arbitrage and capital formation flywheel these companies represent.

Joint Venture and the Path Forward

When and if a a joint venture is established and the Company begins to bring yield generating digital assets onto its balance sheet, the goal is for the Company to work towards an uplisting to the Nasdaq Stock Market LLC. Nasdaq is a much more mature and sophisticated trading market with access to a large number of potential investors which could potentially assist the Company in fully implementing its Digital Asset Treasury strategy in a relatively short period of time.

The Company confirms it has entered into both debt reduction and debt conversion agreements with its debt holders to convert over 90% of its existing debt into equity, so as to provide a much cleaner balance sheet for the potential joint venture and restructuring to a DATCO.

Additionally, the Company has begun to reach out to different entities in Grand Cayman, a leading global offshore financial center, to help build out its planned cryptocurrency operations. In recent years, Grand Cayman and the Cayman Islands have emerged as a Cryptocurrency and Digital Assets Financial Center, and the Company is working to leverage its contacts there for both potential investment in the cryptocurrency subsidiary and access to cryptocurrency trading and service platforms.

About Greentree Financial Group (https://gtfinancial.com) and L&L CPAs (https://llcpas.net)

Founded in 1999, Greentree is a family office with locations in Plantation, Florida and Cornelius, North Carolina. Greentree is not a broker dealer or registered investment advisor but aids high-growth companies in accessing the U.S. capital markets through a public listing or uplisting to a senior exchange and assists numerous public companies with their ongoing periodic compliance filing needs.

KAYS has worked with another entity associated with Greentree, L&L CPAs (“L&L”), since 2014 when L&L first served as the Company’s independent registered public accounting firm and subsequently provided KAYS with outsourced CFO and accounting services. The staff at both Greentree and L&L have a deep background in various aspects of public company finance and have extensive experience in providing accounting to numerous public companies and companies in the process of becoming public or uplisting to a senior exchange.  Their clients have shares listed for trading on the Nasdaq Stock Market LLC, NYSE American, the Shanghai Stock Exchange and the Hong Kong Stock Exchange.

About Conduit Advisors and Thomas Gaffney

Conduit combines legal acumen, capital markets experience, and deep knowledge of digital asset markets. This combination enables clients to institutionalize their crypto strategy, minimize risk, and position themselves as forward-thinking leaders in the digital asset economy.

Thomas Gaffney, founder of Conduit, is a seasoned corporate attorney and capital markets strategist with extensive experience in the digital asset sector. He has advised both private and publicly traded companies on institutional-grade crypto treasury strategies, equity line financings, token warrant arrangements, and governance frameworks for digital assets. Over the course of his career, Thomas Gaffney has worked on billion-dollar transactions with leading venture firms in the crypto space, including Polychain Capital, VanEck, Frictionless Capital, EV3, and others. His experience spans token financings, venture investments, SAFEs with token rights, and SPAC/PIPE integrations, as well as advising issuers on allocation models, custody solutions, and covered-call strategies for large-scale digital asset portfolios. With this unique combination of legal expertise, capital markets experience, and hands-on Web3 knowledge, Mr. Gaffney delivers the institutional credibility and executional capacity needed to help companies develop and implement forward-looking digital asset strategies.

About Kaya Holdings, Inc. ( https://kayaholdings.com)

Kaya Holdings, Inc is a fully reporting, US-based publicly traded company, listed for trading on the OTCQB market under the symbol KAYS. KAYS is a holding company with historical operations in cannabis and biofuels.

Investor Caution

The ability of KAYS to develop, launch and implement its proposed Digital Assets Strategy and related cryptocurrency operations is dependent on the various factors, including, with the assistance of Greentree and Conduit, satisfying or converting the Company’s existing indebtedness into equity and otherwise restructuring the Company’s capital to support a Digital Assets Treasure strategy, identifying and negotiating the acquisition of digital assets and financing the acquisition and implementation of the strategy.  Accordingly, there can be no assurance that KAYS can successfully develop, launch and implement its proposed cryptocurrency

Forward-Looking Statements

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect” or similar statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, acceptance of the Company’s current and future products and services in the marketplace, the ability of the Company to develop effective new products and receive regulatory approvals of such products, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact: W. David Jones 561-400-1971

SOURCE: Kaya Holdings, Inc.